UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) - October 29, 2003
                                                          ----------------


                         Commission file number 0-24040


                        PENNFED FINANCIAL SERVICES, INC.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


         Delaware                                            22-3297339
------------------------------------            --------------------------------
  (State or other jurisdiction of                        (I.R.S. Employer
   incorporation or organization)                      Identification Number)


622 Eagle Rock Avenue, West Orange, New Jersey                   07052-2989
--------------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:          (973) 669-7366
                                                    ----------------------------

Item 7. Financial Statements and Exhibits

     (c)  Exhibits

               Regulation
               S-K Exhibit
               Number                                Document
               ------                                --------

               99.1                          Press Release dated
                                             October 29, 2003

Item 9. Regulation FD Disclosure

     On October 29, 2003, PennFed Financial Services, Inc. (the Company) held its Annual Meeting of Stockholders. The script of the financial presentation at such meeting is set forth below.

Item 12. Result of Operations and Financial Condition

     On October 29, 2003, PennFed Financial Services, Inc. (the Company) issued the press release attached hereto as Exhibit 99.1 announcing its first quarter results.

     The press release includes non-GAAP financial measures which exclude the effect of a non-recurring charge associated with the refinance of trust preferred securities.

     Management uses these non-GAAP financial measures because it believes these measures facilitate comparisons of the Company's historical financial results.

     These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

                                   SIGNATURES
                                   ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            PENNFED FINANCIAL SERVICES, INC.



Date: October 29, 2003                      By: /s/ Joseph L. LaMonica
                                               ---------------------------------
                                               Joseph L. LaMonica
                                               President and Chief
                                               Executive Officer

                        PennFed Financial Services, Inc.
                               2002 Annual Meeting
                           Wednesday, October 23, 2002

SLIDE 1 (COVER SLIDE)

SLIDE 2 (DISCLAIMER)

Before we start, the required disclaimer on forward-looking statements is presented on the screen.

Now, I would like to begin by discussing some of the highlights of the last year.

And then I'll turn the podium over to our President and Chief Executive Officer, Joseph LaMonica, who will report on our first quarter results for Fiscal 2004 as well as our future plans.

SLIDE 3 (EPS CHART)

After adjusting for a non-recurring charge, which I'll explain in more detail in just a few moments, earnings per share for fiscal 2003 were $1.97 per share. Although not the double digit increases that PennFed has seen in the past, we feel that the 5% increase over fiscal 2002 earnings is very much in line with expected outcomes under the economic environment experienced during fiscal 2003.

SLIDE 4 (FISCAL 2003)

As stated in the annual letter to stockholders - fiscal 2003 was a challenging year for financial institutions, including PennFed. However, these are not unlike challenges we have seen before.

SLIDE 4A (MANAGE BALANCE SHEET GROWTH AND COMPOSITION)

In years past we have talked about our commitment to prudent management of the growth in PennFed's balance sheet as well as the change in balance sheet composition. Prudent management also means knowing when not to grow the balance sheet.

SLIDE 5 (ASSET SIZE)

At June 30, 2003, assets totaled 1.8 billion dollars. With the low interest rate environment experienced throughout the year, growth in assets in Fiscal 2003 was not prudent for PennFed. During Fiscal 2003, total assets declined approximately 80 million dollars. Loan originations were offset by the effects of accelerated prepayments and increased sales of conforming, fixed-rate one- to four-family mortgage loans into the secondary market. Nevertheless, based upon asset size, PennFed remains one of the three largest publicly traded thrifts headquartered in the state of New Jersey.

SLIDE 4A (MANAGE BALANCE SHEET GROWTH AND COMPOSITION)

One-to-four family loan production was healthy in fiscal 2003, with 530 million dollars in production. However, as a result of the low interest rate environment, PennFed's one-to-four family mortgage portfolio declined during the fiscal year. This was partially due to the accelerated prepayments from refinancing activity.

The portfolio was further reduced by the sale of residential mortgage loans into the secondary market in an effort to reduce interest rate exposure. During fiscal 2003, the Company sold 155 million dollars of these loans, recording 1.3 million dollars in gains.

SLIDE 6 (LOAN PORTFOLIO COMPOSITION)

As we look now at PennFed's entire loan portfolio - we continued to see a shift in the composition. Due to the growth in commercial and consumer loan originations and with loan sales and accelerated prepayments on the one to four family loan portfolio, at June 30, 2003 one- to four-family loans comprised 77% of all loans. Commercial and consumer loans represented 23% of the portfolio. In Fiscal 1998, commercial and consumer loans accounted for 11% of the loan portfolio.

While commercial and consumer loans generally represent higher yielding assets, we will continue to balance the increased income with the risk inherent in these type of loans compared to a first lien on a one- to four-family home.

SLIDE 6 (DEPOSIT COMPOSITION)

We have also seen a continued shift in composition on the other side of the balance sheet -- our deposit mix.

During fiscal 2003, higher costing CDs were allowed to run-off. We felt it was not a wise business decision to pay the premium rates many of our competitors were paying.

What is important to note here is the percentage of core deposits - checking, savings and money market accounts. At June 30, 2003, core deposits represented over 48% of deposits compared to just under 41% one year earlier.

Core deposits are generally less costly and less sensitive to changes in interest rates than CDs. By growing the core deposit base, we feel PennFed is better positioned for the future.

SLIDE 4B (LOW RISK, LOW COST)

With our strong asset quality ratios and low expense ratios, PennFed continues to be recognized as a low-risk, low-cost provider of diversified financial services.

SLIDE 7 (LOW RISK LOW COST)

At June 30, 2003 PennFed's non-performing assets as a percentage of total assets totaled just 9 basis points. Net chargeoffs for the last two fiscal years were less than 100 thousand dollars. To some, this may seem hardly worth mentioning. We believe, however, that close management of our risks has and will continue to serve the Company - and stockholders - well.

Furthermore, we have continued to keep a close rein on expenses and maintain strong ratios compared to peers.

After adjusting for a non-recurring charge, the expense ratio for fiscal 2003 was 1.5% and our efficiency ratio was 50%.

SLIDE 4C (IMPROVED NON-INTEREST INCOME)

I have spoken to you in the past about our focus on improving non-interest income.

SLIDE 8 (SERVICE CHARGES AND OTHER INCOME)

I am pleased to note that during fiscal 2003 we saw more than a 50% increase in service charges and other non-interest income.

Due to the interest rate environment, a significant portion of the growth is associated with various loan prepayments and / or modifications. However, growth in service charges was also the byproduct of growth in PennFed's core deposits.

SLIDE 4D (MANAGE CAPITAL)

PennFed has and will continue to aggressively manage capital. One such management tool is stock repurchase programs.

SLIDE 9 (STOCK REPURCHASES)

We repurchased 600,000 shares of PennFed stock in fiscal 2003 (compared to 500,000 shares repurchased in fiscal 2002). Since becoming a public company in 1994, over 50 percent of the approximately 12 million shares originally issued have been repurchased.

SLIDE 4E (FISCAL 2003 - TOTAL SLIDE)

In addition to PennFed's fiscal 2003 highlights, I want to discuss two additional items.

SLIDE 10 (FISCAL 2003)

In my presentation to you today, I've mentioned a "non-recurring" charge.
Let me explain. As reported in June, the Company issued 30 million dollars of floating rate trust preferred securities. Proceeds were used to substantially fund the redemption of the 34.5 million dollars of trust preferred securities issued in 1997, which carried an interest rate of 8.90%. As a result of the redemption, PennFed recognized a non-recurring expense of approximately 1.5 million dollars, or 14 cents per share, associated with the unamortized issuance costs related to the redeemed trust preferred securities. We anticipate that this non-recurring charge will be largely offset in the next fiscal year by the savings realized due to the reduced interest rate.

The second item regards an increased regulatory burden for public companies.

While sound corporate governance, as well as complete and accurate disclosure have always been, and will always be priorities at PennFed, the cost of such compliance continues to significantly escalate. In addition to the Sarbanes-Oxley Act, we continue to deal with implementation of new accounting regulations issued by the Financial Accounting Standards Board, ongoing compliance with Privacy rules, complete implementation of the US Patriot Act... the list of regulations can go on and on. Continued compliance, while essential and necessary, will be time consuming and costly.

Let me now turn the presentation over to Joe who will discuss the Company's results for the first quarter of fiscal year 2004 and our plans for the future.

Joe...

SLIDE 11 (Q1 SLIDE - COVER SLIDE)

Thank you Bill.

And, thank you all again for joining us today.

I want to begin by saying that the challenges that we experienced in Fiscal 2003 continued into our first quarter of fiscal 2004.

SLIDE 12 (QUARTERLY EPS)

As noted in a press release issued this morning, earnings for the 3 months ended September 30, 2003 are 47 cents per diluted share, down a penny from the 48 cents reported for the June 2003 quarter and down 3 cents from the 50 cents reported for the quarter ended September 30, 2002.

SLIDE 13 (QUARTERLY NET INTEREST MARGIN)

Net interest margin for the three months ended September 30, 2003 was reported as 2.11%, down from 2.28% for the three months ended June 30, 2003. I must point out, however, that approximately 15 basis points of the total 17 basis points of margin compression is attributable to the Company's adoption of Financial Accounting Standards Board Interpretation No. 46, "Consolidation of Variable Interest Entities," otherwise known as "FIN 46". Pursuant to FIN 46, the Company's trust preferred subsidiaries are no longer consolidated and the costs associated with the related issuance of trust preferred securities are now reflected as interest expense. Historically, the costs had been categorized as non-interest expense. There is no overall effect on net income as the decline in net interest income is offset by a reduction in non-interest expense.

As with most thrifts, compression in net interest margin over the past year is attributable to accelerated prepayments and lower market coupons. This chart represents a history of how net interest margin can fluctuate based upon the interest rate environment. More importantly, it shows that we have seen these challenges before and have successfully managed them.

SLIDE 14 (Q1 INITIATIVES)

And, as in the past, PennFed is not sitting idle.

SLIDE 14A (GROWING DEPOSITS / EXPANDING BRANCH NETWORK)

We continue to focus on growing deposits and expanding the branch network.

A highlight of the first quarter was the opening of our newest branch, which is on Chestnut St. in the Ironbound section of Newark. This branch opened in early September and represents our 22nd location. After being open less than two months, deposits at this community branch total just under 9 million dollars.

In an effort to grow low cost checking accounts, in early September we launched a new checking account - Freedom Checking. Freedom Checking is free, with no monthly service fee and no minimum balance requirement. Response to this product has been very positive and Freedom Checking accounts are averaging about 3 thousand dollars per account.

SLIDE 14B (IMPROVING ONLINE CAPABILITIES)

With more and more people visiting our website and using online banking, we took the time to update our website, giving it a new look and making it even more user friendly than before.

In July, we introduced online applications for consumer loans. Since launching this initiative, over 100 applications have been submitted on line with an additional 75 pending.

SLIDE 14C (FOCUS ON COMMERCIAL AND BUSINESS RELATIONSHIPS)

The Commercial and Business Banking Group continue to focus on building relationships. As an example, we recently extended additional credit to an existing customer, bringing the total credit extended to them to over 17 million dollars (of which a portion has been participated out). Under this relationship, the customer also maintains large deposit balances. Another example is a customer with commercial real estate loans totaling 4 million dollars as well as 4 million dollars under an accounts receivable financing program. This customer also has a large deposit relationship with Penn Federal. We continue to look to bring in new business relationships while focusing on improving current relationships.

SLIDE 14D (EXPANDING INCOME GENERATION CAPABILITIES)

Another avenue we've pursued is title insurance. Just prior to our fiscal year end, we received all the approvals and licenses needed and entered into a joint venture in a title agency. This joint venture enables us to offer additional services to our customers while providing income for PennFed. Additional new sources of income continue to be explored as appropriate.

SLIDE 11 (Q1 SLIDE - COVER SLIDE)

For those of you who are interested in more details about our first quarter, today's press release is available for you at the table outside the room.

SLIDE 15 (OUTLOOK FOR 2004 AND BEYOND)

After speaking with you about our prior year results as well as the first quarter results, we naturally move on to the outlook for the future.

As you know and as we have reiterated at our annual meetings, PennFed is not a "glitzy" company. It is, rather, a safe and secure company. We stress to you that we plan to continue to do what we do best - underwriting prudently, investing conservatively and expanding sensibly.

Words like safe, secure and sensible should not, however, be confused with inactive or stationary.

We remain dedicated to creatively, proactively and constantly giving attention to sound new ideas and initiatives.

SLIDE 20 (INITIATIVES FOR 2004 AND BEYOND)

SLIDE 20A (DELAWARE TO MARYLAND CONVERSION)

If approved the conversion of the Company's charter from Delaware to Maryland will allow the Company to achieve significant cost savings by no longer having to pay Delaware franchise taxes.

SLIDE 20B (EXPANSION OF BRANCH NETWORK)

We continue to look for opportunities that compliment or expand our branch network. As we just mentioned, we saw the opening of our latest branch in the Ironbound section of Newark - further strengthening a position in that community.

SLIDE 21 (MAP OF BRANCHES)

As we've mentioned in the past, a branch in Union Township is expected to open in early calendar 2004. This branch will represent our entrance into the Union County market, which is a natural extension of our branch network.

SLIDE 21A (MAP OF BRANCHES-WITH UNION)

This map shows our concentrated branch network which is situated in 5, soon to be 6, counties from north east New Jersey to central / southern New Jersey.

SLIDE 20C (EXPANSION OF LENDING MARKET AND CAPABILITIES)

Following on the heels of online applications for consumer loans - we have completed our testing for online residential mortgage loan applications, which should be available beginning November 1st.

As another means of expanding our residential market area, we originate in eastern Pennsylvania and have begun purchasing loans in that state.

With the expansion of the residential market, we are naturally also looking at expanding the consumer loan market area into Pennsylvania through the use of a local title agency to handle closings.

In the rising interest rate environment and in response to falling application levels, we are currently reviewing the offering of new products. For example, we recently began offering interest only and LIBOR ARM products. We are also considering offering a program that only requires a 3% down payment. All of these products can be sold into the secondary market.

We are also examining alternative outlets for the sale of loan products by establishing correspondent relationships with other institutions.

SLIDE 20D (CONTINUATION OF EXPENSE MANAGEMENT)

And, as you would expect, expense management will continue. No expense savings measure is too small to ignore. One recent cost savings idea was to use postcards for pre-approval mailings for consumer loans, versus the more costly full letter and envelope. Based upon two large direct mailings each year, this process will save over 30 thousand dollars annually.

With compensation expenses being one of the largest expense areas, staffing continues to be managed by means of "transferring" staff to areas needed. In addition, with a decline in application levels, staffing is being reduced through attrition and the releasing of temporary employees.

The Company's Employee Stock Ownership Plan, established at the time of the IPO, becomes fully allocated by the end of fiscal 2004. In fiscal 2003, the ESOP cost the Company 3.1 million dollars, primarily due to the market value accounting regulations. While the ESOP may be replaced with an alternative benefit, the expense will be dramatically less beginning July 2004.

Another item to now keep in the forefront is the core deposit premium recorded at the time Carteret branches were acquired back in March of 1995. This expense totals 1.8 million dollars a year, but the intangible asset becomes fully amortized by March 2005.

Alternatives to regular newspaper advertising continue to be evaluated. Most recently we have used marketing dollars for individual branch promotions, customer appreciation days, billboards, bus backs and flyers.

Cross selling marketing efforts also continue. For example, our Business Development Officers follow-up with loan applicants for additional cross-sell opportunities. In addition, we prepare focused mailings. One instance is targeting customers who do not have a second mortgage with Penn Federal. By focusing on our existing customers, we should be more successful and save some costly advertising dollars.

Another process we have been working towards is image statements for customers. We are currently preparing to test the process on employee accounts, and expect to roll-out image statements for all Penn Federal customers by the end of this calendar year.

As we strive to improve the value of our company -- we continue to adapt and re-assess our direction, looking for those new ideas and initiatives that enable us to improve the bottom line.

Admittedly, the current low interest rate environment presents some challenges, but not unlike challenges we've seen in the past. The Bank has successfully overcome all types of challenges in its 63 years. While recent EPS growth may not reflect the growth experienced in the past, PennFed Financial Services, Inc. is profitable and PennFed equates to a safe and secure investment on which we continue to pay dividends.

And now, let me turn this presentation back over to our chairman...

At this point, I'd like to take a look at the Company's stock performance.

SLIDE 21

Over the last several years, PennFed's stock price has increased over 100%. Over the past three years, PennFed's stock outperformed the Nasdaq Bank index, the S&P 500, the S&P Bank index, and a composite group of stocks. This composite group represents publicly traded thrifts in the mid-Atlantic region with assets of 1 to 3.5 billion dollars.

SLIDE 22 (9 YRS EPS)

It was previously mentioned that PennFed continues to be profitable. Since going public, our compound annual growth rate in EPS over the nine-year period is over 17%.

Clearly, PennFed has generated consistent, solid returns. Under this Board of Directors and Management team, PennFed will remain a trusted, safe and secure company.

SLIDE 24 (CLOSING SLIDE)


ANSWER QUESTIONS

At this time we will take your questions. If you would - please state your name and affiliation.